UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2024

MultiSensor AI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40916 (Commission File Number)	86-3938682 (I.R.S. Employer Identification No.)

2105 West Cardinal Drive Beaumont, Texas		77705
(Address of principal executive offices)		(Zip Code)

(866) 861-0788

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	MSAI	The NASDAQ Stock Market LLC
Warrants to purchase common stock	MSAIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 24, 2024, the holders of more than a majority of the voting power of the capital stock of MultiSensor AI Holdings, Inc. (the “Company”) approved via written consent to grant discretionary authority to the board of directors of the Company (the “Board”) to, without further stockholder approval, effect a reverse stock split of the Company’s issued and outstanding common stock and common stock underlying outstanding equity awards, warrants, convertible promissory notes and other rights, in each case, within a range of between 1-for-2 and 1-for-10 (with the Board being authorized to determinate the exact ratio) (the “Reverse Stock Split”). The Reverse Stock Split will be effected at such time and date, if at all, as determined by the Board in its sole discretion by filing a Certificate of Amendment (the “Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware.

The Board approved the Reverse Stock Split primarily in order to be able to help support the Company’s ability to satisfy the initial listing requirements of the Nasdaq Stock Market or any other national exchange on which the Company may apply to have its securities listed for trading. For example, different standards for listing on different tiers of the Nasdaq Stock Market may require a stock price of greater than $2, $3 or $4 in order to satisfy the initial listing requirements. From March 1, 2024 to March 22, 2024, the trading price of the Company’s common stock ranged from $2.05 to $5.00.

The Board also retains the authority to abandon the Reverse Stock Split.

The written consent was signed by the holders of 7,104,556 shares of the Company’s common stock. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Accordingly, the holders of approximately 59.4% of the voting power of the Company’s capital stock outstanding and entitled to vote as of March 23, 2024 (the record date established by the Board) signed the written consent approving the Reverse Stock Split and the Amendment.

Pursuant to the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended, an Information Statement relating to the matters described above will be filed with the Securities and Exchange Commission and distributed to the stockholders of the Company before any such Amendment is filed with the Secretary of State of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MultiSensor AI Holdings, Inc.

Date: March 27, 2024	By:	/s/ Peter Baird
Peter Baird
Chief Financial Officer